                                  EXHIBIT 11.1

             STATEMENT RE: COMPUTATION OF EARNINGS (LOSS) PER SHARE

                                December 31, 2000

Number of shares outstanding at January 1, 2000                                                                     24,029,694

Common stock issued during the year:

        Date                                                         Days      Number of      Weighted Average
       Issued                                                    Outstanding     Shares       Number of Shares
       ------                                                    -----------     ------       ----------------
1ST QUARTER ISSUANCES
January 6, 2000                                                        360       111,921           110,086
January 12, 2000                                                       354         4,632             4,480
February 7, 2000                                                       328       266,667           238,980
February 10, 2000                                                      325        36,333            32,263
February 19, 2000                                                      316         4,667             4,029
February 23, 2000                                                      312       625,891           533,546
March 6, 2000                                                          300         1,325             1,086
March 7, 2000                                                          299           375               306
March 8, 2000                                                          298         4,500             3,664
March 21, 2000                                                         285       154,284           120,139
March 22, 2000                                                         284       400,414           310,704
March 29, 2000                                                         277         2,500             1,892
April 3, 2000                                                          272         9,000             6,689
April 12, 2000                                                         263        87,211            62,668
May 4, 2000                                                            241         3,197             2,105
August 9, 2000                                                         144        12,500             4,918
August 28, 2000                                                        125       393,588           134,422
                                                                                                ----------

Weighted average number of shares issued during the year                                                             1,571,977
                                                                                                                    ----------
                                                                                                                    25,601,671

                TREASURY STOCK
Number of treasury shares at January 1, 2000                                                       (23,427)
                                                                                                ----------
                                                                      Days     No. of Shares
Purchases                                                             Held       Purchased
---------                                                             ----       ---------
May 16, 2000                                                           229        5,000              3,128
May 17, 2000                                                           228        3,000              1,869
May 17, 2000                                                           228        2,500              1,557
May 17, 2000                                                           228        1,000                623
May 17, 2000                                                           228        1,000                623
May 17, 2000                                                           228        1,000                623
May 17, 2000                                                           228        1,500                934
May 18, 2000                                                           227       10,000              6,202
May 22, 2000                                                           223        2,000              1,219
May 23, 2000                                                           222        4,500              2,730
May 23, 2000                                                           222        5,500              3,336
May 25, 2000                                                           220        2,000              1,202
May 31, 2000                                                           214        3,000              1,754
June 1, 2000                                                           213       10,000              5,820
June 1, 2000                                                           213        5,000              2,910
June 14, 2000                                                          200        5,000              2,732
June 16, 2000                                                          198       10,000              5,410
June 19, 2000                                                          195        5,000              2,664
June 27, 2000                                                          187        5,000              2,555
June 28, 2000                                                          186        2,500              1,270
June 28, 2000                                                          186        2,500              1,270
June 29, 2000                                                          185        5,000              2,527
July 11, 2000                                                          173        3,000              1,418
July 11, 2000                                                          173        7,000              3,309
July 14, 2000                                                          170        5,000              2,322
August 4, 2000                                                         149       18,947              7,713
September 21, 2000                                                     101        5,000              1,380
                                                                                                ----------
                                                                                                   (69,100)
                                                                                                ----------
Weighted average number of treasury shares                                                                          (92,527)
                                                                                                                 ----------

Weighted average number of shares used in
 computing basic earnings per share                                                                              25,509,144 (A)

Dilution:
                      1,125,000 shares of Preferred Stock, each share
                           convertible into two shares of common stock                           2,250,000
                      Warrants for 112,500 shares of common stock                                  101,900
                      Exercisable in the money stock options                                        50,328
                                                                                                ----------
                                                                                                                  2,402,228
                                                                                                                 ----------

Weighted average number of shares used in
  computing diluted earnings per share                                                                           27,911,372 (B)
                                                                                                                 ==========

                                                                                              Earnings (Loss)
                      Income from continuing operations                                       $ 2,586,342 (X)
                      Loss from discontinued operations                                       (23,711,417)(Y)
                                                                                              -----------

                      Net loss                                                                $(21,125,075)(Z)
                                                                                              ============

                                                                                               Earnings Per             Earnings Per
                                                                                               Share Basic             Share Diluted
                                                                                               -----------             -------------
Income from continuing operations                                                   (X)/(A)      $  0.10      (X)/(B)     $  0.09

Loss from discontinued operations                                                   (Y)/(A)      $  0.93      (Y)/(A)     $ (0.93)

Net loss                                                                            (Z)/(A)      $ (0.83)     (Z)/(A)     $ (0.83)